Voyageur Mutual Funds III

Registration No. 811-04547
FORM N-SAR
Annual Period Ended April 30, 2010

SUB-ITEM 77C:  Submission of matters to a vote of security holders

At Joint Special Meetings of Shareholders of Voyageur Mutual Funds III (the "Trust"), on behalf of each of Delaware Select Growth Fund and Delaware Large Cap Core Fund (each, a "Fund" and collectively, the "Funds"), held on November 12, 2009 and reconvened on December 4, 2009 and
March 16, 2010, the shareholders of each Fund voted to (i) elect a Board of Trustees for the
Trust; and to (ii) approve a new investment advisory agreement between the Trust, on behalf of the Funds, and Delaware Management Company. At the meeting, the following people were elected to serve as Independent Trustees: Thomas L. Bennett, John A. Fry, Anthony D. Knerr,
Lucinda S. Landreth, Ann R. Leven, Thomas F. Madison, Janet L. Yeomans, and J. Richard
Zecher. In addition, Patrick P. Coyne was elected to serve as an Interested Trustee.

The following proposals were submitted for a vote of the shareholders:

1. To elect a Board of Trustees for the Trust.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.  The results were as follows:

Thomas L. Bennett

SHARES VOTED FOR 5,951,878.103
PERCENTAGE OF OUTSTANDING SHARES 52.566%
PERCENTAGE OF SHARES VOTED 96.407%
SHARES WITH AUTHORITY WITHHELD 221,820.564
PERCENTAGE OF OUTSTANDING SHARES 1.959%
PERCENTAGE OF SHARES VOTED 3.593%

Patrick P. Coyne

SHARES VOTED FOR 5,947,780.541
PERCENTAGE OF OUTSTANDING SHARES 52.530%
PERCENTAGE OF SHARES VOTED 96.341%
SHARES WITH AUTHORITY WITHHELD 225,918.126
PERCENTAGE OF OUTSTANDING SHARES 1.995%
PERCENTAGE OF SHARES VOTED 3.659%

John A. Fry

SHARES VOTED FOR 5,953,366.709
PERCENTAGE OF OUTSTANDING SHARES 52.579%
PERCENTAGE OF SHARES VOTED 96.431%
SHARES WITH AUTHORITY WITHHELD 220,331.958
PERCENTAGE OF OUTSTANDING SHARES 1.946%
PERCENTAGE OF SHARES VOTED 3.569%

Anthony D. Knerr

SHARES VOTED FOR 5,949,464.062
PERCENTAGE OF OUTSTANDING SHARES 52.545%
PERCENTAGE OF SHARES VOTED  96.368%
SHARES WITH AUTHORITY WITHHELD 224,234.605
PERCENTAGE OF OUTSTANDING SHARES 1.980%
PERCENTAGE OF SHARES VOTED 3.632%

Lucinda S. Landreth

SHARES VOTED FOR 5,947,680.260
PERCENTAGE OF OUTSTANDING SHARES 52.529%
PERCENTAGE OF SHARES VOTED 96.339%
SHARES WITH AUTHORITY WITHHELD 226,018.407
PERCENTAGE OF OUTSTANDING SHARES 1.996%
PERCENTAGE OF SHARES VOTED 3.661%

Ann R. Leven

SHARES VOTED FOR   5,944,458.918
PERCENTAGE OF OUTSTANDING SHARES 52.501%
PERCENTAGE OF SHARES VOTED 96.287%
SHARES WITH AUTHORITY WITHHELD 229,239.749
PERCENTAGE OF OUTSTANDING SHARES 2.024%
PERCENTAGE OF SHARES VOTED 3.713%

Thomas F. Madison

SHARES VOTED FOR   5,950,241.466
PERCENTAGE OF OUTSTANDING SHARES 52.552%
PERCENTAGE OF SHARES VOTED 96.380%
SHARES WITH AUTHORITY WITHHELD 223,457.201
PERCENTAGE OF OUTSTANDING SHARES 1.973%
PERCENTAGE OF SHARES VOTED  3.620%

Janet L. Yeomans

SHARES VOTED FOR   5,945,062.090
PERCENTAGE OF OUTSTANDING SHARES 52.506%
PERCENTAGE OF SHARES VOTED  96.297%
SHARES WITH AUTHORITY WITHHELD 228,636.577
PERCENTAGE OF OUTSTANDING SHARES 2.019%
PERCENTAGE OF SHARES VOTED  3.703%

J. Richard Zecher

SHARES VOTED FOR   5,949,694.673
PERCENTAGE OF OUTSTANDING SHARES 52.547%
PERCENTAGE OF SHARES VOTED  96.372%
SHARES WITH AUTHORITY WITHHELD 224,003.994
PERCENTAGE OF OUTSTANDING SHARES 1.978%
PERCENTAGE OF SHARES VOTED 3.628%

2. To approve a new investment advisory agreement between the Trust, on behalf of the Funds, and Delaware Management Company.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.  The results were as follows:

Delaware Select Growth Fund

SHARES VOTED FOR 4,033,542.850
PERCENTAGE OF OUTSTANDING SHARES 36.319%
PERCENTAGE OF SHARES VOTED 69.940%
SHARES VOTED AGAINST 99,779.424
PERCENTAGE OF OUTSTANDING SHARES 0.898%
PERCENTAGE OF SHARES VOTED 1.730%
SHARES ABSTAINED 131,517.304
PERCENTAGE OF OUTSTANDING SHARES 1.185%
PERCENTAGE OF SHARES VOTED 2.281%

Delaware Large Cap Core Fund

SHARES VOTED FOR  216,375.984
PERCENTAGE OF OUTSTANDING SHARES  99.828%
PERCENTAGE OF SHARES VOTED 100.00%
SHARES VOTED AGAINST 000
PERCENTAGE OF OUTSTANDING SHARES 000%
PERCENTAGE OF SHARES VOTED 000%
SHARES ABSTAINED 000
PERCENTAGE OF OUTSTANDING SHARES 000%
PERCENTAGE OF SHARES VOTED 000%

In a press release on August 19, 2009, Lincoln National Corporation announced that one of its subsidiaries signed a stock purchase agreement to sell ownership of Delaware Management
Holdings, Inc. and its subsidiaries (also known by the marketing name of Delaware Investments), including Delaware Management Company, a series of Delaware Management Business Trust
(the "Manager"), to Macquarie Group (the "Transaction"). On January 4, 2010, the Transaction
was completed and the new investment advisory agreements between the Funds and the
Manager that were approved by the shareholders became effective. Delaware Management
Holdings, Inc. is a subsidiary, and subject to the ultimate control, of Macquarie Group. Macquarie
Group, with headquarters in Sydney, Australia, is a global provider of banking, financial, advisory, investment and fund management services.

SUB-ITEM 77K:  Changes in registrant's certifying accountant

Due to independence matters under the Securities and Exchange Commission's auditor independence rules relating to the January 4, 2010 acquisition of Delaware Investments
(including Delaware Management Company, Delaware Distributors, L.P. and Delaware Service
Company, Inc.) by Macquarie Group, Ernst & Young LLP ("E&Y") has resigned as the independent registered public accounting firm for Voyageur Mutual Funds III (the "Fund") effective
June 28, 2010.  At a meeting held on February 18, 2010, the Board of Trustees of the Fund, upon recommendation of the Audit Committee, selected PricewaterhouseCoopers LLC ("PwC") to serve as the independent registered public accounting firm for the Fund for the fiscal year ending
April 30, 2011.  During the fiscal years ended April 30, 2010 and April 30, 2009, E&Y's audit reports on the financial statements of the Fund did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.  In addition, there were no disagreements between the Fund and E&Y on accounting principles, financial statements disclosures or audit scope, which, if not resolved to the satisfaction of E&Y, would have caused them to make reference to the disagreement in their reports.  Neither the Fund nor anyone on its behalf has consulted with PwC at any time prior to their selection with respect to the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Fund's financial statements.

SUB-ITEM 77Q1:  Exhibits

Exhibit Reference

77Q1(f) Letter from the independent accountants furnished pursuant to sub-item
77K, attached as Exhibit.